We Are StoneX We believe in connecting every company, every organization, every trader and every investor to every advantage they need to succeed in today’s global markets ecosystem. StoneX Connects Institutional-Grade Client-Focused We put our global network, our digital platforms and our deep expertise in service of our clients’ strategies so that our success is tied to theirs. Global Market Access Deep Market Expertise We enable our clients to pursue market opportunities across the world, with in-depth knowledge, guidance and insights from those markets when they want them. Digital Platforms High-Touch Service We empower clients large and small with institutional-grade tools and technology, but complement those capabilities with boutique-level attention, problem-solving and support. Innovation Technology We challenge the status quo when we believe our clients will benefit, and we develop first-of-kind tools and technologies that can change the way the world trades. Local Insights Global Scale We generate actionable insights and detailed intelligence from every market we trade, while our people leverage first-hand knowledge and personal connections to deliver a unique advantage we call Boots on the Ground. Transparency Integrity We share our financials publicly, we play by the rules globally and we make doing “the right thing over the easy thing” the guiding principle of all our relationships.

We Connect Clients to Markets We are an institutional-grade financial services network that connects companies, organizations and investors to the global markets ecosystem so they can pursue trading opportunities, make investments, manage market risk and improve their performance. Global Market Connectivity • 36 Derivatives exchanges • 175 foreign exchange markets • Nearly every global securities marketplace • 15,000 OTC products • FOREX.com • CityIndex.com End-to-End Execution & Clearing • Execution • Post-trade settlement • Clearing • Custody Digital Platforms & Technology • Electronic Trading/Transaction Platforms • Price discovery and analytical tools • Fully digital market intelligence offering • Seamless digital onboarding • Online account management High-Touch Service • Deep relationships w/ clients, partners and market players • Hands-on approach to learning business/needs • Custom solutions from strategies to technologies • 24-hr trading desks w/voice service • Dedicated global customer service • 2,900+ employees / 40+ offices / 5 continents Deep Expertise • Global Market Intelligence • World-renowned Analysts • Local intel from nearly every significant marketplace • Direct insights from seasoned traders and pros Institutional-Grade Offering Client-First Approach A Trusted Partner Publicly traded • Well-capitalized • Globally regulated • Long-established • Transparency-focused • Integrity-driven Boots on the Ground Advantage Local presence. Personal connections. Global scale. FOR INTERNAL USE ONLY We are an institutional-grade financial services network that connects companies, organizations and investors to the global markets ecosystem so they can pursue trading opportunities, make investments, manage market risk and improve performance. We Connect Clients to Markets

StoneX® COMPANY TIMELINE


International Assets Founded 1981
Listed on NASDAQ 1994
Global Currencies Ltd. - 2004
International Assets & FCStone merge. Becoming INTL FCStone - 2009
Current management team takes control of International Assets - 2003
International Assets issues convertible notes - 2006
Saul Stone & Company Founded 1924
Ambrian Commodities & LME Team aquired 2011
TRX Futures Limited 2012
Sterne Agee 2016
PayCommerce Financial Solutions, LLC - 2018
FIllmore Advisors LLC - 2019
CoinInvest GmbH 2019
Akshay Financeware, Inc. - 2019
Quest Capital Strategies, Inc. 2019
Exotix Partners LLP 2020
Giroxx GmbH 2020
INTL FCStone rebrands itself as StoneX 2020
Saul Stone & Company becomes one of first CME clearing members - 1930
FCStone listed on NASDAQ 2007
Hanley Trading 2010
G.X. Clarke & Co. - 2015
Carl Kliem S.A. -2018
GMP Securities LLC - 2019
UOB Bullion & Futures Ltd - 2019
IFCM Commodities GmbH - 2020
Fortune Capital 2008
CMS Forex 2010
dbFX 2011
FX Solutions 2013
GAA and Top Third 2014
City Index 2014
Farmers Commodities Corporation (FCC) founded - 1978
FCC acquires Saul Stone & Company 2000
GAIN Founded 1999
MG Financial 2010
Listed on NYSE 2010
Open E Cry 2012
GFT 2013
Galvan Research 2014
FXCM U.S. 2017
StoneX acquires GAIN 2020